EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

by and among

ELIZABETH ARDEN, INC.,

NIGHTINGALE ONSHORE HOLDINGS L.P.

and

NIGHTINGALE OFFSHORE HOLDINGS L.P.

Dated as of August 19, 2014

SCHEDULE A — DEFINED TERMS

EXHIBIT A — FORM OF ARTICLES OF AMENDMENT

EXHIBIT B — FORM OF WARRANT

i

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (this “Agreement”) dated as of August 19, 2014, by and among Elizabeth Arden, Inc., a Florida corporation (the “Company”), Nightingale Onshore Holdings L.P. and Nightingale Offshore Holdings L.P. (each, a “Purchaser,” and together, the “Purchasers”).

WHEREAS, subject to the terms and conditions of this Agreement, the Purchasers are paying the Company $50,000,000, and the Company is issuing to Nightingale Onshore Holdings L.P. $21,996,000 aggregate liquidation preference of the Company’s Series A Serial Preferred Stock, par value $0.01 per share (“Series A Serial Preferred Stock”), together with warrants to purchase 1,078,805 shares of Common Stock (such term, and all other capitalized terms used herein without definition, as defined in Schedule A) and (b) to Nightingale Offshore Holdings L.P. $28,004,000 aggregate liquidation preference of Series A Serial Preferred Stock, together with warrants to purchase 1,373,462 shares of Common Stock;

WHEREAS, the Board of Directors of the Company has determined that this Agreement and the transactions contemplated hereby are advisable and in the best interests of the Company and its shareholders, and has previously approved, adopted and authorized the transactions contemplated hereby (the “Transactions”);

WHEREAS, simultaneously with the execution and delivery of this Agreement by the parties hereto, the Company and the Purchasers are entering into a Shareholders Agreement (the “Shareholders Agreement”), which provides for certain governance and other rights for the Company and the Purchasers;

NOW, THEREFORE, in consideration of the premises above and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I

AUTHORIZATION OF SECURITIES

1.1 Authorization. Subject to the terms and conditions of this Agreement, the Company has authorized the issuance and sale of (i) 50,000 shares of Series A Serial Preferred Stock, that will have the rights, preferences and privileges set forth in the form of Articles of Amendment attached hereto as Exhibit A, and (ii) warrants for the purchase of up to 2,452,267 shares of Common Stock at an exercise price of $20.39, substantially in the form attached hereto as Exhibit B (the “Warrants,” and together with the Series A Serial Preferred Stock, the “Securities”).

ARTICLE II

SALE AND PURCHASE OF SECURITIES

2.1 Sale and Purchase. Subject to the terms and conditions of this Agreement, the Company hereby issues, sells and grants as set forth below to the Purchasers

(and the Purchasers hereby purchase and accept from the Company), for the aggregate purchase price of $50,000,000 (the “Purchase Price”):

(a) 21,996 shares of Series A Serial Preferred Stock and Warrants to purchase 1,078,805 shares of Common Stock to Nightingale Onshore Holdings L.P.; and

(b) 28,004 shares of Series A Serial Preferred Stock and Warrants to purchase 1,373,462 shares of Common Stock to Nightingale Offshore Holdings L.P.

2.2 Purchase Price Allocation. The Company and the Purchasers shall cooperate in good faith to agree on the allocation of the Purchase Price between the Series A Serial Preferred Stock and the Warrants. If the Company and the Purchasers are unable to reach agreement on such allocation within ninety (90) days following the date hereof, the parties shall promptly cause an independent accounting or valuation firm, mutually acceptable to the Company, on the one hand, and the Purchasers, on the other hand (the “Neutral Arbitrator”), to resolve any remaining dispute (the allocation of the Purchase Price between the Series A Serial Preferred Stock and the Warrants as agreed between the Company and the Purchasers, and as adjusted for any resolution by the Neutral Arbitrator, the “Allocation”). Any fees and expenses of the Neutral Arbitrator shall be shared equally by the Company, on the one hand, and the Purchasers, on the other hand. The Allocation shall be final and binding on the Company and the Purchasers for all reporting purposes and none of the Company or the Purchasers shall (and shall cause their respective Affiliates not to) take any position inconsistent with the Allocation.

ARTICLE III

CLOSING

3.1 Closing. The sale and purchase of the Securities to be issued to the Purchasers (the “Closing”) is occurring simultaneously with the execution of this Agreement.

3.2 Deliveries.

(a) At the Closing, the Company is delivering (i) certificates evidencing the shares of Series A Serial Preferred Stock to be purchased by the Purchasers or evidence of book-entry filing reasonably acceptable to the Purchasers, (ii) the Warrants, against delivery of payment of immediately available funds in the amount of the Purchase Price by wire transfer to an account number specified by the Company, (iii) the written opinion of Weil, Gotshal & Manges LLP, counsel for the Company, dated the date of the Closing, in form and substance reasonably acceptable to the Purchasers, (iv) a true and complete copy of the Articles of Amendment in the form attached hereto as Exhibit A, duly filed with the Secretary of State of the State of Florida, (v) evidence reasonably satisfactory to the Purchasers that the Company has effected the By-laws Amendment and (vi) a duly executed signature page of the Company to the Shareholders Agreement.

(b) At the Closing, the Purchasers are (i) paying or causing to be paid the Purchase Price and (ii) delivering duly executed signature pages of each Purchaser to the

Shareholders Agreement, in each case subject to the deliveries of the Company pursuant to Section 3.2(a).

(c) All deliveries at the Closing are deemed to occur simultaneously.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each Purchaser that, except (i) as disclosed in the Company SEC Documents or any other report, schedule, form, statement, prospectus or other document (including exhibits and schedules thereto and other information incorporated therein) in each case filed with, or furnished to, the SEC after August 11, 2013 and publicly available prior to the date of this Agreement (in each case, to the extent that it is reasonably apparent from the face of such disclosure that such information is relevant to such representations and warranties), (ii) as set forth in the press release and statement of earnings to be issued by the Company on August 19, 2014 or (iii) as set forth in the applicable section of the Company Disclosure Schedules:

4.1 Organization; Power and Authority. Each of the Company and its material Subsidiaries is duly organized or incorporated, validly existing and in good standing or in active status under the laws of the jurisdiction of its organization or incorporation, with all requisite power and authority (corporate or other) to own its properties and carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure to be so qualified or in good standing has not had and would not reasonably be expected to have a Material Adverse Effect.

4.2 Authorization, Etc.

(a) The Company has, as of the date hereof, an authorized capitalization and, as of the dates set forth on Schedule 4.2(a), issued and outstanding equity securities (including Convertible Securities or Options) set forth on Schedule 4.2(a).

(b) All of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any preemptive or similar rights. There are no outstanding rights (including preemptive rights), Options to acquire, or instruments convertible into or exchangeable or exercisable for, any shares of capital stock or other equity interest in the Company or any of its Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock or other equity interest of the Company or any such Subsidiary, any such convertible or exchangeable or exercisable securities or any such rights or Options. None of the Company nor any of its Subsidiaries owns or holds, directly or indirectly, any interests in, capital stock of or other securities (whether equity or debt) of any Person (other than securities of Subsidiaries of the Company). No bonds, debentures, notes or other Indebtedness of the Company or any of its Subsidiaries having the right to vote on any matters on which the Company’s shareholders may vote are issued or outstanding. The issuance of the Securities and the exercise of the Warrants will not entitle any holder of any Equity Interests in the Company or any of its Subsidiaries (including any holder of Options or Convertible Securities) to any anti-dilution or similar adjustments or to any preemptive or similar rights. At the Closing, there will be outstanding no other shares of Series A Serial Preferred Stock of the Company other than the shares of Series A Serial Preferred Stock being issued hereunder.

(c) Upon issuance in accordance with this Agreement, the Securities will be duly authorized, validly issued, fully paid and nonassessable, and will be free of any and all Liens and restrictions on transfer, other than restrictions on transfer under applicable Laws or as set forth herein, or in the Shareholders Agreement, Articles of Amendment or Warrants. When issued, shares of Common Stock issuable upon exercise of the Warrants will have been duly authorized by all necessary corporate action and when so issued will be validly issued, fully paid and nonassessable, will not be subject to preemptive or similar rights of any shareholder of the Company, and will be free of restrictions on transfer other than restrictions on transfer under applicable Laws or as set forth herein.

4.3 Execution; Due Authority.

(a) Subject to the filing of the Articles of Amendment with the Secretary of State of the State of Florida, the execution, delivery and performance of this Agreement, the Shareholders Agreement and the Warrants (and all other documents required to be executed and delivered by the Company) and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of the Company, and no action on the part of the shareholders of the Company is required.

(b) This Agreement and the Shareholders Agreement have been duly executed and delivered by the Company (and all documents required to be executed and delivered by the Company at or prior to the Closing will be duly executed and delivered by the Company) and this Agreement and the Shareholders Agreement constitute, and at the Closing (assuming the due and valid execution and delivery of such documents by the other parties thereto) such documents will constitute, the valid and binding obligations of the Company, enforceable in accordance with their terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws affecting creditors’ rights generally and subject to general principles of equity and implied covenants of good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law (the “Enforceability Exceptions”). The Warrants will, when issued, have been duly executed and delivered by the Company and will constitute the valid and binding obligations of the Company, enforceable in accordance with their terms, except for the Enforceability Exceptions.

4.4 No Conflicts. The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, this Agreement, the Shareholders Agreement and the Warrants will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give rise to any right of termination, cancellation, payment or acceleration under, any contract, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries are a party or by which the Company or any of its Subsidiaries are bound or to which any of the property or assets of the Company or any of its Subsidiaries are subject, including the Existing Indenture and Existing Credit Agreements, nor will such action result in any violation of the provisions of the Amended and Restated Articles of Incorporation or the Amended and Restated By-laws of the Company (collectively, the “Company Organizational Documents”) or any statute or any order, rule or regulation of any court or Governmental Authority having jurisdiction over the Company or any of its Subsidiaries or any of their properties, except, with respect to any of the foregoing (other than the violation of the provisions of the Company Organizational Documents, the Existing Indenture or the Existing Credit Agreements), as would not reasonably be expected to have a Material Adverse Effect, or as would not have a material adverse effect on the ability of the Company to perform its obligations under this Agreement. To the Knowledge of the Company, the Company is not subject to any notices or actions from or to the Principal Market, other than routine matters incident to listing on the Principal Market and not involving a violation of the rules of the Principal Market. To the Knowledge of the Company, the Principal Market has not commenced any delisting proceedings against the Company.

4.5 Consents, Approvals or Waivers. The execution, delivery and performance of this Agreement and the Shareholders Agreement, including the issuance of the Series A Serial Preferred Stock and the Warrants, by the Company will not be subject to any consent, approval or waiver from any Governmental Authority or other third Person, except the filing of the Articles of Amendment with the Secretary of State of the State of Florida.

4.6 Legal and Governmental Proceedings. As of the date of this Agreement, there are no legal or governmental proceedings (which, for the avoidance of doubt, shall not include any audits (other than tax audits) by a Governmental Authority) (“Proceedings”) pending to which the Company or any of its Subsidiaries is a party, except for those that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect or would not have a material adverse effect on the ability of the Company to perform its obligations under this Agreement, and, to the Knowledge of the Company, no such Proceedings are threatened or contemplated by Governmental Authorities or threatened by others.

4.7 Compliance With Laws.

(a) Except as would not, individually or in the aggregate, be, or reasonably be expected to have a Material Adverse Effect, (i) the Company and its Subsidiaries are and have been since August 11, 2013, in compliance in all respects with all applicable Laws, and (ii) none of the Company or any of its Subsidiaries has, prior to the date of this Agreement, received any notice or communication of any noncompliance with any such Laws that has not been cured as of the date of this Agreement.

(b) To the Knowledge of the Company, except as would not, individually or in the aggregate, be, or reasonably be expected to have a Material Adverse Effect, none of the Company, any of its Subsidiaries or Affiliates, or any director, officer or employee of the Company or any of its Subsidiaries or Affiliates, or any consultant, agent, broker, representative or other person associated with or acting for or on behalf of the Company or any of its Subsidiaries or Affiliates (in connection with the performance of their duties and responsibilities or any other actions taken, in each case, on behalf of the Company or any of its Subsidiaries or Affiliates), has taken or failed to take any action or otherwise engaged in any conduct, directly or indirectly, that would constitute or otherwise result in a violation by any such Person of the Foreign Corrupt Practices Act (15 U.S.C. §§78m(b), 78dd-1, 78dd-2, 78ff) (the “FCPA”), The Bribery Act of 2010 of the United Kingdom or any other applicable anti-corruption or other law, rule or regulation regarding bribery, political contributions, gifts, entertainment, hospitality or the provision of other things of value or advantage, including, without limitation: directly or indirectly (i) making, offering or promising to make, or authorizing the making of, any unlawful payment of money or other thing of value or advantage to any person; (ii) giving, offering or promising to give, or authorizing the giving of, any unlawful gift, political or charitable contribution or other thing of value or advantage to any person; or (iii) requesting or receiving any unlawful payment, gift, political or charitable contribution or other thing of value or advantage.

4.8 Company SEC Documents.

(a) Each form, report, document, statement, schedule, prospectus, registration statement and definitive proxy statement filed by the Company with the SEC (the “Company SEC Documents”) since August 11, 2013 and prior to the date hereof, (i) were, as of their respective dates, prepared in all material respects in accordance with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations thereunder and (ii) did not at the time they were filed (or, if amended or superseded by a subsequent filing, then on the date of such filing), contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Company SEC Document necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. To the Knowledge of the Company, as of the date of this Agreement, none of the Company SEC Documents is the subject of ongoing SEC review or outstanding SEC comment.

(b) The chief executive officer and chief financial officer of the Company have made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act, and statements contained in such certificates are complete and correct, and the Company is otherwise in compliance with all applicable provisions of the Sarbanes-Oxley Act, except where the failure to be so compliant has not had and would not reasonably be expected to have a Material Adverse Effect.

(c) As of the date of this Agreement, the Company has disclosed, based on its most recent evaluation, to the Company’s auditors and the audit committee of the Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting, which are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report its consolidated financial information; and (ii) any fraud known to management, whether or not material that involved management or other employees who have a significant role in the Company’s internal controls over financial reporting. As of the date hereof, the Company has not received any complaint or allegation in writing since December 31, 2013, regarding accounting, internal accounting controls or auditing matters, including any such complaint regarding improper accounting or auditing matters. The Company and its consolidated Subsidiaries have established and maintain disclosure controls and procedures as defined in Rule 13a-15(e) under the Exchange Act; such disclosure controls and procedures are reasonably designed to ensure that material information relating to the Company and its consolidated Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of the Company SEC Documents; and, as of the date hereof, to the Knowledge of the Company, the Company has not identified any material weaknesses in the design or operation of internal control over financial reporting. As of the date of this Agreement, to the Knowledge of the Company, there is no reason to believe that its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 302 of the Sarbanes-Oxley Act when next due.

4.9 No Material Adverse Effect. Neither the Company nor any of its Subsidiaries has sustained since the Reference Balance Sheet Date and prior to the date hereof any Material Adverse Effect.

4.10 Financial Statements; Material Liabilities.

(a) Each of the consolidated financial statements contained in the Company SEC Documents (including in each case all notes and schedules thereto) complied in all material respects with all applicable accounting requirements and the rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC), and fairly presented in all material respects the financial position of the Company and its consolidated Subsidiaries as of their respective dates and the results of operations and the cash flows of the Company and its consolidated Subsidiaries for the periods presented therein, except that any unaudited interim financial statements do not include all of the information and notes required by GAAP for complete financial statements and are subject to normal year-end adjustments.

(b) The Company and its Subsidiaries are not subject to any Liabilities of any nature, whether or not accrued, absolute, contingent or otherwise and whether due or to become due, other than Liabilities (i) as reflected or reserved against on the balance sheet for the quarter ended March 31, 2014, as contained in the Company SEC Documents (the “Reference Balance Sheet”), (ii) as disclosed in the Company’s Current Report on Form 8-K that was filed with the SEC on June 24, 2014, (iii) incurred in the ordinary course of business consistent with past practice since the date of the Reference Balance Sheet or (iv) Liabilities that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

4.11 No Registration Rights. No Person has the right to require the Company or any of its Subsidiaries to register any securities for sale under the Securities Act. After the date hereof, other than pursuant to the Shareholders Agreement, no Person has received the right to require the Company or any of its Subsidiaries to register any securities for sale under the Securities Act.

4.12 Antitakeover Provisions. The Company’s Board of Directors has taken all necessary actions so that no “business combination,” “control share acquisition,” or similar anti-takeover law or regulation is applicable to the Purchasers or any of their respective Affiliates or to the transactions contemplated hereby, including with respect to (i) the issuance of the Securities, (ii) the issuance of Common Stock upon exercise of the Warrants, (iii) the execution, delivery or performance of this Agreement and the Shareholders Agreement and the consummation of the transactions contemplated hereby and thereby, or (iv) (subject to the Purchasers’ compliance with Section 2.5(i) of the Shareholders Agreement) to any subsequent acquisition of Common Stock by the Purchasers or any of their respective Affiliates.

4.13 No General Solicitation. None of the Company or any of its Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act), has, directly or through an agent, engaged in any form of general solicitation or general advertising in connection with the offering of the Securities (as those terms are used in Regulation D) under the Securities Act or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act, and the Company has not entered into any contractual arrangement with respect to the distribution of the Securities, except for this Agreement.

4.14 Disclosure. The Company has not provided any projections or forecasts material to the Company to the Purchaser, its agents or counsel that are not otherwise disclosed in SEC Filings on or prior to August 19, 2014 or in the press release and statement of earnings to be issued by the Company on August 19 2014. To the Knowledge of the Company, neither it nor any other Person acting on its behalf has provided the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not (or will not be) otherwise disclosed in SEC Filings on or prior to August 19, 2014. The press release and statement of earnings to be issued by the Company on August 19, 2014, are intended, among other things, to publicly disclose information that constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchasers will rely on the foregoing representations in effecting purchases and sales of securities of the Company.

ARTICLE V

REPRESENTATIONS OF THE PURCHASERS

Each Purchaser represents and warrants, severally and not jointly, to the Company that:

5.1 Organization; Power and Authority. Such Purchaser is duly organized or incorporated, validly existing and in good standing under the laws of the State of Delaware, with all requisite power and authority (corporate or other) to own its properties and carry on its business as now conducted and as proposed to be conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, or is subject to no material liability or disability by reason of the failure to be so qualified or in good standing in any such jurisdiction.

5.2 Execution; Due Authority.

(a) The execution, delivery and performance of this Agreement and the Shareholders Agreement (and all other documents required to be executed and delivered by the Purchaser) have been duly and validly authorized by all necessary corporate action on the part of such Purchaser.

(b) This Agreement and the Shareholders Agreement have been duly executed and delivered by such Purchaser (and all documents required to be executed and delivered by such Purchaser at the Closing will be duly executed and delivered by such Purchaser), and this Agreement constitutes, and at the Closing (assuming the due and valid execution and delivery of such documents by the other parties thereto) such documents will constitute, the valid and binding obligations of such Purchaser, enforceable in accordance with their terms, except for the Enforceability Exceptions.

5.3 No Conflicts. The purchase of the Securities and the compliance by such Purchaser with this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give rise to any right of termination, cancellation, payment or acceleration under, any contract, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Purchaser is a party or by which such Purchaser is bound or to which any of the property or assets of such Purchaser is subject, nor will such action result in any violation of the provisions of the organizational documents of such Purchaser or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Purchaser or any of its properties, except, with respect to any of the foregoing (other than the violation of the provisions of such Purchaser’s organizational documents), as would not reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Transactions.

5.4 Purchase for Investment. Such Purchaser represents that it (a) is purchasing the Securities for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof; provided, however, that the disposition of such Purchaser’s property shall at all times be within such Purchaser’s control and (b) understands that the Securities have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law.

5.5 Accredited Investor. Such Purchaser hereby represents and warrants to and agrees with the Company that it (a) is an “accredited investor” within the meaning of Rule 501 under the Securities Act and a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, (b) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and it is able to bear the economic risk of such investment and (c) has had the opportunity to perform due diligence with respect to the Company and the Transactions and to ask questions of and receive answers from the Company in respect thereof.

ARTICLE VI

REGISTRATION; TRANSFER; SUBSTITUTION OF CERTIFICATES

6.1 Registration of Securities. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Securities. The name and address of each holder of Securities, each transfer thereof and the name and address of each transferee of one or more Securities shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Securities shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary.

6.2 Replacement of Certificates. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any certificate representing shares of Series A Serial Preferred Stock, and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it, or (b) in the case of mutilation, upon surrender and cancellation thereof, within ten (10) Business Days thereafter, the Company, at its own expense, shall execute and deliver, in lieu thereof, a new certificate representing such shares of Series A Serial Preferred Stock.

6.3 Restrictive Legends.

(a) The Purchasers agree that all certificates or other instruments representing the Securities (which, for purposes of this Section 6.3, shall include the shares of Series A Serial Preferred Stock and the Warrants, as well as any shares of Common Stock issuable upon exercise of the Warrants) will bear a legend substantially to the following effect:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS. THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE SUBJECT TO THE TERMS OF THE SHAREHOLDERS AGREEMENT, DATED AS OF AUGUST 19, 2014, BY AND AMONG ELIZABETH ARDEN, INC., NIGHTINGALE ONSHORE HOLDINGS L.P. AND NIGHTINGALE OFFSHORE HOLDINGS L.P., AS THEREAFTER AMENDED FROM TIME TO TIME.”

(b) The legend set forth in Section 6.3(a) shall be removed and the Company shall issue to each Purchaser a certificate without such legend or any other legend, if (i) such securities are registered for resale under the Securities Act, (ii) such securities are sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of the Company), or (iii) such securities are eligible for sale under Rule 144.

ARTICLE VII

NOTICES

All notices and communications provided for hereunder, unless otherwise specified, shall be in writing and shall be deemed delivered (a) on a Business Day if sent by telecopy during the Business Day or on the next Business Day if sent after a Business Day has ended or (b) the next Business Day after delivery to a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(i) if to the Purchasers, to the address set forth below or at such other address as such Purchaser shall have specified to the Company in writing,

Nightingale Onshore Holdings L.P.

Nightingale Offshore Holdings L.P.

c/o Rhône Capital IV L.P.

630 5th Avenue

27th Floor

New York, NY 10111

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention: Trevor S. Norwitz

Telecopy: 212-403-2000

(ii) if to the Company, to the Company at the address set forth below or at such other address as the Company shall have specified to the Purchasers in writing:

Elizabeth Arden, Inc.

2400 S.W. 145th Avenue

Miramar, FL 33027

Attention: General Counsel

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

7675 Fifth Avenue

New York, NY 10153

Phone: (212) 310-8000

Facsimile: (212) 310-8007

Attention: Howard Chatzinoff

              Michael J. Aiello

ARTICLE VIII

MISCELLANEOUS

8.1 Confidential Information. The Purchasers acknowledge that the information being provided to it in connection with the consummation of the Transactions is subject to the terms of the Confidentiality Agreement, dated as of May 28, 2014, by and between the Company and Rhône Capital IV L.P., the terms of which are incorporated herein.

8.2 Further Assurances. After the Closing, each of the Company and the Purchasers agree to take such further actions and to execute, acknowledge and deliver all such further documents as are reasonably requested by the other Parties for carrying out the purposes of this Agreement or of any document delivered pursuant to this Agreement or the Transactions.

8.3 Tax Matters.

(a) Each Purchaser shall (w) on or prior to the date hereof, (x) on or prior to the date on which any such form or certification expires or becomes obsolete and (y) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (a), provide the Company with two completed originals of Internal Revenue Service (“IRS”) Form W-9 (certifying that Purchaser is entitled to an exemption from U.S. backup withholding tax) or any successor form, if such form is required under applicable law to establish an exemption from backup withholding.

(b) The Company shall be entitled to deduct and withhold (or have deducted and withheld) from any amounts payable pursuant to the Series A Serial Preferred Stock or the Warrants such amounts as are required to be deducted or withheld therefrom or in connection therewith under the Code or any other provision of applicable Tax Law (it being understood that the Company shall not deduct or withhold any amounts in connection with any accrued, undeclared and unpaid dividends that the Company is required, pursuant to Section 8.3(c), not to treat as giving rise to a deemed distribution by the Company under Section 305 of the Code or the Treasury Regulations promulgated thereunder). To the extent such amounts are so deducted or withheld and duly paid to the applicable Governmental Authority, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

(c) For U.S. federal (and applicable state and local) income tax purposes, the Company agrees, with respect to each Purchaser and any transferee of Series A Serial Preferred Stock that is an Affiliate of Purchaser and a U.S. Person, not to treat any accrued, undeclared and unpaid dividends under Section 2 (Dividends and Distribution) of the Articles of Amendment on the Series A Serial Preferred Stock purchased by such Purchaser hereunder as giving rise to a deemed distribution by the Company under Section 305 of the Code or the Treasury Regulations promulgated thereunder (including, without limitation on IRS Form 1099), in each case, for so long as such Purchaser and/or such Affiliate(s) of Purchaser are U.S. Persons and such Persons, together with any other U.S. Persons, are the sole beneficial owners of such shares, except (x) to the extent otherwise required pursuant to legislation enacted or applicable Treasury Regulations promulgated after the date of this Agreement or (y) if such treatment would (i) cause the Company to incur a material penalty or (ii) materially adversely affect the Company’s ability to timely file its corporate income tax return or timely receive an unqualified audit opinion from its auditors.

8.4 Survival. The representations and warranties contained in Articles IV and V herein shall not survive the Closing; provided, however, that the representations and warranties set forth in Section 4.1 (Organization; Power and Authority), Section 4.2 (Authorization, Etc.), Section 4.3 (Execution; Due Authority), Section 4.8 (Company SEC Documents) and Section 4.10 (Financial Statements; Material Liabilities) shall survive for a period of one year following the date hereof.

8.5 Fees and Expenses. Each Party hereto is responsible for all costs and expenses incurred by it in connection with this Agreement and the sale and purchase of the Securities.

8.6 Amendment. This Agreement may not be amended except by an instrument in writing signed by the Parties hereto.

8.7 Waiver. At any time, any Party hereto may, to the extent permitted by applicable Law, (a) extend the time for the performance of any obligation or other act of any other Party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the Party or Parties to be bound thereby.

8.8 Successors and Assigns. This Agreement shall be binding upon, and inure solely to the benefit of, each Purchaser, the Company, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

8.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

8.10 Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Certain capitalized and other terms used in this Agreement are defined in Schedule A; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement. For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

8.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one (1) instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Delivery of an executed counterpart of a signature page to this Agreement electronically (including portable document format (.pdf)) or by facsimile shall be as effective as delivery of a manually executed counterpart of this Agreement.

8.12 Table of Contents, Headings, Etc. The table of contents, cross-reference sheet and headings of the Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

8.13 Construction. The Company acknowledges and agrees that the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Purchasers, on the other, and that the Company has consulted its own legal and financial advisors to the extent it deemed appropriate.

8.14 Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York (excluding choice-of-law principles of the laws of such State that would permit the application of the laws of a jurisdiction other than such State), other than to the extent the laws of the State of Florida mandatorily apply.

8.15 Jurisdiction and Process; Waiver of Jury Trial.

(a) Each of the Company and each Purchaser agrees that any suit or proceeding arising in respect of this Agreement will be tried in the U.S. District Court for the Southern District of New York or in any state court located in the City and County of New York and the Company and each Purchaser agree to submit to the jurisdiction of, and to venue in, such courts.

(b) The Company consents to process being served in any suit, action or proceeding of the nature referred to in Section 8.15(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Article VII or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c) Each of the Company and each Purchaser hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the Transactions.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their authorized representatives as of the date first above written.

ELIZABETH ARDEN, INC.

By:	/s/ Marcey W. Becker
Marcey W. Becker Senior Vice President, Finance

[Signature page to Securities Purchase Agreement]

NIGHTINGALE ONSHORE HOLDINGS L.P. By: Nightingale GP LLC, its general partner

By:	/s/ Franz-Ferdinand Buerstedde
Name: Franz-Ferdinand Buerstedde Title: Authorized Signatory

[Signature page to Securities Purchase Agreement]

NIGHTINGALE OFFSHORE HOLDINGS L.P. By: Nightingale GP LLC, its general partner

By:	/s/ Franz-Ferdinand Buerstedde
Name: Franz-Ferdinand Buerstedde Title: Authorized Signatory

[Signature page to Securities Purchase Agreement]

SCHEDULE A

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings. For purposes of this Agreement, none of the Purchasers and their respective Affiliates shall be deemed to be Affiliates of the Company or any of its Subsidiaries.

“Articles of Amendment” means the Articles of Amendment to the Amended and Restated Articles of Incorporation of the Corporation providing the voting and other powers, preferences and relative, participating, optional or other rights of the shares of Series A Serial Preferred Stock and its qualifications, limitations and restrictions.

“Associate” means, with respect to any Person, (a) such Person’s directors, managers or executive or senior officers and (b) (i) a corporation or organization (other than the Company or any of its Subsidiaries) of which such director, manager or officer is an officer, director or partner or is, directly or indirectly, Beneficially Owns ten percent (10%) or more of any class of equity securities, (ii) any trust or other estate in which such director, manager or officer has a substantial beneficial interest or as to which such director, manager or officer serves as trustee or in a similar capacity, and (iii) any relative or spouse of such director, manager or officer, or any relative of such spouse, who has the same home as such director, manager or officer or who is a director, manager or officer of the Company or any of its Subsidiaries.

“Agreement” is defined in the first paragraph to this Agreement.

“Bankruptcy Law” means Title 11, United States Code, or any other U.S. Federal or state law for the relief of debtors.

“Beneficially Own” with respect to any securities shall mean having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act without giving effect to the sixty (60)-day limitation on determining beneficial ownership contained in Rule 13d-3(d)), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

“Board of Directors” means:

(a) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(b) with respect to a partnership, the board of directors of the general partner of the partnership;

(c) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(d) with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banking institutions in New York City are authorized or required by law to close.

“By-laws Amendment” means that certain amendment to Section 7(a) of Article III of the Amended and Restated By-laws of the Company, which, once effected, will result in the introductory clause of such section reading as follows: “Except as provided in the Articles or in Section 8 of this Article,”.

“Capitalized Lease Liabilities” means all monetary obligations of any Person under any leasing or similar arrangement which could be classified as capitalized leases, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Capital Stock” means:

(a) in the case of a corporation, corporate stock;

(b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(c) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing clauses (a) through (c) any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Closing” is defined in Section 3.1.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Disclosure Schedules” means the disclosure schedules attached hereto that correspond to the numbered sections in this Agreement; the information disclosed in any particular section or subsection of the Company Disclosure Schedules shall be deemed to apply to, relate to and to qualify the particular representation or warranty set forth in the corresponding section or subsection of this Agreement and each other section or subsection of this Agreement to the extent it is reasonably apparent on its face that such information is relevant to or applies to such other section or subsection, whether or not an explicit cross-reference appears.

“Common Stock” means the common stock of the Company, par value $0.01 per share.

“Company” is defined in the first paragraph of this Agreement.

“Company Organizational Documents” is defined in Section 4.4.

“Company SEC Documents” is defined in Section 4.8(a).

“Convertible Securities” means, with respect to any Person, any shares or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for shares of capital stock of such Person (including, in the case of the Company, shares of Common Stock).

“Enforceability Exceptions” is defined in Section 4.3(b).

“Equity Interests” means Capital Stock and all Options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Existing Credit Agreements” means (i) that certain Third Amended and Restated Credit Agreement, dated as of January 21, 2011, among the Company, as borrower, JP Morgan Chase Bank, N.A., as administrative agent, and the lenders party thereto from time to time, as amended by the First Amendment thereto dated as of June 12, 2012 and by the Second Amendment thereto dated as of January 16, 2014; and (ii) that certain Credit Agreement (Second Lien) dated as of June 12, 2012 between the Company and JPMorgan Chase Bank, N.A., as amended by the First Amendment thereto dated as of February 11, 2013, by the Second Amendment thereto dated as of January 16, 2014, and by the Third Amendment thereto dated as of March 28, 2014, in each case, as in effect on the date hereof (each, an “Existing Credit Agreement”).

“Existing Indenture” means that certain Indenture, dated as of January 21, 2011, by and between the Company and U.S. Bank National Association, as trustee, as amended by that certain First Supplemental Indenture thereto, dated as of January 30, 2014, in each case, as in effect on the date hereof, pursuant to which the Company has issued $350,000,000 in aggregate principal amount of its 7.375% Senior Notes due 2021.

“FCPA” is defined in Section 4.7(b).

“GAAP” means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as in effect from time to time.

“Governmental Authority” means:

(a) the government of:

(i) the United States of America or any state or other political subdivision thereof, or

(ii) any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(a) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements designed to protect such Person against fluctuations in interest rates;

(b) currency exchange swap agreements, currency exchange cap agreements, currency exchange collar agreements and other agreements or arrangements designed to protect such Person against fluctuations in currency exchange values;

(c) commodity swap agreements, commodity cap agreements, commodity collar agreements and other agreements or arrangements designed to protect such Person against fluctuations in commodity prices; and

(d) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(a) in respect of borrowed money;

(b) raised pursuant to any note purchase facility or evidenced by bonds, notes, debentures, loan stock or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(c) in respect of banker’s acceptances;

(d) representing Capitalized Lease Liabilities;

(e) representing the balance deferred and unpaid of the purchase price of any Property due more than six (6) months after such Property is acquired, except any such balance that constitutes an accrued expense or trade payable (other than any contingent payment obligations of a Person based on the performance of a business or asset or Capital Stock purchased by such Person);

(f) representing the net loss value of any Hedging Obligations;

(g) representing any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(h) representing any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; or

(i) representing the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (i) above;

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

“Knowledge” means, with respect to the Company, the actual knowledge of the Chief Executive Officer and the Chief Financial Officer of the Company.

“Law” means all laws, statutes, rules, regulations, ordinances, orders, decrees, requirements, judgments and codes of Governmental Authorities.

“Liabilities” shall mean any and all Indebtedness, liabilities, costs and expenses, whether accrued or fixed, known or unknown, absolute or contingent, matured or unmatured or determined or determinable, whether or not required to be recorded or reflected in a balance sheet in accordance with GAAP.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title-retention agreement, any lease (other than an operating lease) in the nature thereof, any option or other agreement to sell or give a security interest in and, any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Material Adverse Effect” means any development, event, state of facts, change or effect that, individually or in the aggregate, has had or would reasonably be expected to (a) have a material adverse effect on the legality, validity or enforceability of this Agreement, the Shareholders Agreement or the transactions contemplated hereby or thereby; (b) the business, operations, properties or financial condition of the Company that is material and adverse to the Company and its Subsidiaries, taken as a whole; or (c) prohibit or otherwise materially interfere with or delay the ability of the Company to perform any of its obligations under this Agreement or the Shareholders Agreement; provided, however, that none of the following, individually or in the aggregate, shall be taken into account in determining whether a Material Adverse Effect has occurred or insofar as reasonably can be foreseen would likely occur: (i) changes after the date hereof in GAAP, provided such changes shall not have affected the Company in a materially disproportionate manner as compared to other similarly situated companies; (ii) changes after the date hereof in applicable laws, rules and regulations or interpretations thereof by any Governmental Authority, provided such changes shall not have affected the Company in a materially disproportionate manner as compared to other similarly situated companies; (iii) changes in conditions in the U.S. or global capital, credit or financial markets generally, including changes in the availability of capital or currency exchange rates, provided such changes shall not have affected the Company in a materially disproportionate manner as compared to other similarly situated companies; (iv) changes generally affecting the industry in which the Company operates, provided such changes shall not have affected the Company in a materially disproportionate manner as compared to other similarly situated companies; (v) any effect of the announcement of, or the consummation of the transactions contemplated by, this Agreement and the Shareholders Agreement; (vi) the failure by the Company or any of its Subsidiaries to meet any projections, estimates or budgets, whether internally prepared or published, for any period prior to, on or after the date of this Agreement; and (vii) any effect of the announcement by the Company or any of its Subsidiaries of the earnings, revenues or other metric of financial performance of the Company or any of its Subsidiaries.

“Options” means, with respect to any Person, any rights, warrants or options to subscribe for or purchase shares of capital stock or Convertible Securities of such Person (including, in the case of the Company, shares of Common Stock).

“Party” means each of the Company and the Purchasers, and “Parties” means all such Persons.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Principal Market” means the Nasdaq Stock Exchange, or, if the Nasdaq Stock Exchange is not the principal trading market for the shares of Common Stock, then on the principal securities exchange or securities market on which the shares of Common Stock are then traded.

“Proceedings” is defined in Section 4.6.

“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person.

“Purchase Price” is defined in Section 2.1.

“Purchaser” is defined in the first paragraph of this Agreement.

“Reference Balance Sheet” is defined in Section 4.10(b).

“Reference Balance Sheet Date” means March 31, 2014.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“SEC” shall mean the Securities and Exchange Commission of the United States, or any successor thereto.

“Securities” is defined in Section 1.1 of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Series A Serial Preferred Stock” is defined in the second paragraph to this Agreement.

“Shareholders Agreement” is defined in the fourth paragraph of this Agreement.

“Subsidiary” means, with respect to any specified Person:

(a) any corporation, association or other business entity of which more than 50.0% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or shareholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof); and

(c) any other Person that is consolidated in the consolidated financial statements of the specified Person in accordance with GAAP.

“Transactions” is defined in the third paragraph of this Agreement.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“Warrants” are defined in Section 1.1.